UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2006

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	MATERIAL AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the merger of Getty Communications Limited (our predecessor) and PhotoDisc, Inc. on February 9, 1998, Getty Images, Inc. (the Company, we) and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) entered into a Stockholders’ Agreement dated as of February 9, 1998, as amended (Stockholders’ Agreement). The Stockholders’ Agreement, among other things, provides for representation on our Board of Directors and limits the rights of the parties thereto to transfer their respective shares of our common stock. The “Getty Group” refers collectively to Getty Investments L.L.C. (Getty Investments), Mr. Mark H. Getty (our Chairman), Mr. Jonathan D. Klein (our Chief Executive Officer), the JD Klein Family Settlement, as successor by assignment from Crediton Limited (a trust established by Mr. Klein), and the October 1993 Trust (a trust established by Mr. Getty). The “Torrance Group” refers collectively to PDI, L.L.C., Mr. Mark Torrance, Ms. Wade Ballinger, and certain of their family members. Mr. Getty serves as the Chairman of the Board of Directors of Getty Investments, and Mr. Klein serves on the Board of Directors of Getty Investments.

Effective May 1, 2003, the Stockholders’ Agreement was amended to remove the Torrance Group as a party to the agreement.

Effective October 4, 2006, the members of Getty Investments undertook a restructuring of Getty Investments. Prior to the restructuring, the members of Getty Investments were the Cheyne Walk Trust, the Ronald Family Trust A, the Ronald Family Trust B, the Orpheus Trust and the Pleiades Trust. The effect of the restructuring was to remove two of Getty Investments’ five members, the Orpheus Trust and the Pleiades Trust, such that the members of Getty Investments now are the Cheyne Walk Trust, the Ronald Family Trust A, and the Ronald Family Trust B. Each of the Cheyne Walk Trust, the Ronald Family Trust A, the Ronald Family Trust B, the Orpheus Trust and the Pleiades Trust are Getty family trusts.

On October 31, 2006, the Company and the members of the Getty Group executed the Fourth Amendment to the Stockholders’ Agreement. This amendment had the effect of removing the two former members of Getty Investments, the Orpheus and Pleiades Trusts, as parties to the Stockholders’ Agreement, and, therefore, of removing the Orpheus and Pleiades Trusts from the Getty Group. The remaining members of Getty Investments, the Cheyne Walk Trust, the Ronald Family Trust A and the Ronald Family Trust B, now constitute all of the members of the Getty Group.

A copy of the Fourth Amendment to the Stockholders’ Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to the Stockholders’ Agreement dated February 9, 1998 among Getty Images, Inc. and certain stockholders of Getty Images, Inc. effective October 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf Senior Vice President and Chief Financial Officer

Date: November 3, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to the Stockholders’ Agreement dated February 9, 1998 among Getty Images, Inc. and certain stockholders of Getty Images, Inc. effective October 4, 2006